Exhibit 5.1

August 15, 2022
Opendoor Technologies Inc.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85281
Re: Opendoor Technologies Inc. – Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as counsel for Opendoor Technologies Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 31,200,000 shares of Common Stock of the Company, par value of $0.0001 per share (the “Shares”), issuable pursuant to the Opendoor Technologies Inc. 2022 Inducement Plan (the “Inducement Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein.
We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Inducement Plan, will be validly issued, fully paid and non-assessable.
This opinion is limited to matters governed by the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).
The opinion expressed herein is as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,

/s/ Mayer Brown LLP